Exhibit 99.1

NEWS NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

NATIONAL BEVERAGE CORP.
‘DRIVES’ EARNINGS
DURING WINTER QUARTER

FT. LAUDERDALE, FL, March 11, 2011 . . . National Beverage Corp. (NASDAQ: FIZZ) released financial results for the third quarter and nine months:

Third quarter results:
●	Revenues up slightly to $131.9 million;
●	Net income of $7.4 million vs. $5.5 million for previous period; and
●	EPS of $.16 per share vs. $.12 over prior period.

For the nine months:
●	Revenues increased to $448.1 million from $443.9 million;
●	Net income increased to $29.7 million, up 25%; and
●	Net income per share increased $.13 to $.64 per share.

EBITDA* for the trailing twelve months ended January 29, 2011 increased to $72.1 million, up 21%.

“Even during what is usually our most challenging winter quarter, we continue to manage via the Margin/Package/Volume Matrix that resulted in strong earnings on nearly flat revenues,” stated Nick A. Caporella, Chairman and Chief Executive Officer. “We are quite pleased to continue our earnings growth plan, despite the ‘lackluster’ recovery of the U.S. economy and abnormally unseasonable consumption of carbonated soft drinks on the west coast.”

-more-

National Beverage Corp.

“LaCroix sparkling water, in innovative packaging, plus our Rip It energy fuel led all brands in performance and should continue to outperform with margin contributions,” continued Caporella.

“We operate in unique times, where revolts, instant foreign government failures, civil strife and natural disasters can immediately affect raw material costs and commodity availabilities . . . requiring our seasoned Team National to ‘shift’ into a more effective mode and move ahead.  We are an agile and efficient team that has excellent execution capabilities, nonetheless, some of these events often require the most compelling actions to maintain the forecasted operational integrity,” concluded Caporella.

National Beverage is highly innovative as a pace-setter in the changing soft-drink industry, featuring refreshment products that are geared toward the lifestyle/health-conscious consumer.  Shasta® – Faygo® – Everfresh® and LaCroix® are aligned with Rip It® energy products to make National Beverage . . . America’s Flavor•Favorite – soft-drink company.

Fun, Flavor and Vitality . . . the National Beverage Way

-more-

National Beverage Corp.

National Beverage Corp.
Consolidated Results for the Three and Nine Months Ended
January 29, 2011 and January 30, 2010
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 29,	January 30,	January 29,	January 30,
	2011	2010	2011	2010

Net Sales	$131,926	$131,462	$448,083	$443,864

Net Income	$7,407	$5,525	$29,667	$23,642

Net Income Per Share
Basic	$.16	$.12	$.64	$.51
Diluted	$.16	$.12	$.64	$.51

Average Common Shares Outstanding:
Basic	46,206	46,080	46,174	46,038
Diluted	46,383	46,307	46,368	46,281

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings.  The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

*Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP)

The Company reports its financial results in acccordance with accounting principles generally accepted in the United States ("GAAP").  Management believes, however, that certain non-GAAP financial measures, such as EBITDA, may provide users of this financial information with additional insights into the operating performance of the business and to also serve as a widely accepted measure for comparing operating performance with other companies with different capital structures.

	Twelve Months Ended
	January 29,	January 30,
	2011	2010

Net Income (GAAP)	$38,878	$30,496
Depreciation and Amortization	11,365	12,528
Interest (Income) Expense - Net	(38)	(324)
Provision for Income Taxes	21,862	16,974
EBITDA (Non-GAAP)	$72,067	$59,674

###